Exhibit 99.1

NEWS RELEASE

CONTANGO ORE, INC.

Contango Announces S-K 1300 Technical Report Summary with

Robust Economics and One Year Payback for its Johnson Tract Project

FAIRBANKS, AK — (May 6, 2025) — Contango ORE, Inc. (“Contango” or the “Company”) (NYSE American: CTGO) is pleased to announce that it has completed the Technical Report Summary (“TRS”) on the Johnson Tract Project (the “Project” or “Johnson Tract”), located in Alaska, U.S.A. The TRS summarizes the results of an Initial Assessment (“IA”) of the potential viability for a seven-year life of mine (“LOM”), underground mining operation, utilizing the same direct ship ore (“DSO”) approach as the highly successful Manh Choh mine.

Rick Van Nieuwenhuyse, the Company’s President and Chief Executive Officer said: “We are very pleased to release the results of our Initial Assessment for our Johnson Tract Project. Assuming a price of $2,200 per ounce of gold as the “Base Case”, the Project generates a Post-Tax NPV5 of $225 million and IRR of 30% with a one-year payback from commencement of commercial production. Assuming a price of $3,000 per ounce of gold price demonstrates an NPV5 of approximately $400 million and IRR of 45% with less than a year payback from commencement of production. Initial capital costs are estimated at a modest $214 million with an all-in-sustaining cost (“AISC”)1 of $860 per gold equivalent ounce (“GEO”) sold at an average GEO ore grade estimated at 7.58 grams per tonne (“g/t”). Based on current resources, it is estimated that Johnson Tract will produce an annual average of 102,258 GEO and that 90,692 GEO will be recovered after processing and refining over the seven-year operating life (following the Initial Capital/Pre-Production phase). Once we get underground, we believe that drilling will define additional resources that will extend the current LOM.

We look forward to investigating potential upsides to improve the economics and extend the mine life, which includes additional underground drilling to expand the resource to extend the known orebody down dip and along strike. Another upside that we plan to evaluate is the use of ore sorting to upgrade run of mine ore grades at site by using sensor-based sorters (for example:

1 AISC includes all direct and indirect operating cash costs related directly to the physical activities of producing gold, copper, zinc, lead and silver including mining, processing and other plant costs, third-party refining expense, on-site general and administrative costs, sustaining capital and reclamation costs. Excluded from AISC are initial capital costs in the amount of $213.6 million (pre-production costs), as well as royalty and mining production taxes.

Optical, XRT, Laser, X-Ray) to separate waste material from higher grade ore. This would result in two improvements - fewer tonnes to transport and higher head grade feed to the mill, resulting in improved economics.

We are currently focused on permitting the underground tunnel to access the million-ounce resource and conduct a detailed underground in-fill drill program. We will also conduct metallurgical, geotechnical and hydrology studies necessary to complete a feasibility study, which will include a detailed mining and transportation plan, as well as select a specific site for processing the ore along with any modifications necessary. In addition, we will need to conduct detailed environmental baseline work along the Road and Port Easements that have already been granted to Cook Inlet Regional Inc. (“CIRI”) by the Federal government earlier this year. We expect the permitting for the proposed tunnel and adjacent laydown site with the State of Alaska will take one year.

Part of Contango’s management team just spent a week in Washington D.C. for the “Alaska on the Hill” event. We began the week meeting with CIRI, our Alaska Native Corporation partner. We had great meetings with the heads of various federal agencies that will be involved with permitting the CIRI Road and Port Easements, along with constructive meetings with our two Senators, Murkowski and Sullivan, and our Congressman, Nick Begich. We were very impressed with the overwhelming support for permitting projects in Alaska, along with the recognition of the importance of developing a domestic source of critical metals. It was noted in such meetings that the Johnson Tract project is the only critical metals mining project in Alaska that is ready for permitting and may be selected when appropriate for FAST-41 priority permitting under the newly created National Energy Dominance Council (“NEDC”) and Permitting Council under the direction of the President’s Executive Order, “Immediate Measures to Increase American Mineral Production”, issued on March 20, 2025. We look forward to working with the Trump Administration and our Congressional delegation to develop the Johnson Tract project and help secure American supply chain of four critical metals.”

IA HIGHLIGHTS:

●	Pre-Tax net present value discounted at 5% (“NPV5”) of USD $359.0 million

●	Pre-Tax Internal Rate of Return (“IRR”) of 37.4%

●	Post-Tax NPV5 of USD $224.5 million with a post-tax IRR of 30.2%

●	7-year LOM

●	LOM annual average production of 102,258 GEO at 7.58 g/t

●	Initial Capital costs of $213.6 million, including $36 million for contingency costs

●	Sustaining Capital costs of USD $61.3 million, including $12.3 million for contingency costs

●	AISC estimated at $860 per GEO sold

●	Discounted payback period of 1.3 years

BACKGROUND:

●	As a U.S. domestic and domiciled company, Contango is required to report its mineral resources in accordance with Subpart 1300 of Regulation S-K (“S-K 1300”).

●

S-K 1300 was adopted by the Securities and Exchange Commission (the “SEC”) to modernize mineral property disclosure requirements for mining registrants and to align U.S. disclosure requirements for mineral properties with current industry and global regulatory standards.

●

The mineral resource estimate set forth in this TRS for the Johnson Tract Project has not previously been reported under the S-K 1300 format. The TRS was prepared in accordance with S-K 1300 and will be filed on or before May 12, 2025 with the SEC through EDGAR on Form 8-K.

IA SUMMARY

The IA is preliminary in nature and includes Indicated and Inferred resources that are considered too speculative to apply the economic considerations that would enable them to be categorized as mineral reserves. There is no certainty the estimates presented in the IA will be realized. This economic analysis is based on a Resource Estimate for the deposit listed in Table 3.

TABLE 1: KEY ECONOMIC PARAMETERS (Base Case - $2,200 Gold Price)

ITEM	Description	Unit	Value
Finance

	NPV (Pre-Tax)	US$ (m)	359.0

	IRR (Pre-Tax)%		37.4%

	NPV (Post-Tax)	US$ (m)	224.5

	IRR (Post-Tax)%		30.2%

	Non-Discounted Payback Period	yr	1.1

	Discounted Payback Period	yr	1.3
Economics Summary

	Revenue (NSR less Royalties)	US$ (m)	1,296.7

	Operating Costs	US$ (m)	484.8

	Initial Capital Costs	US$ (m)	213.6

	Sustaining Capital Costs	US$ (m)	61.3

	Payable Metal Value

	Copper	US$ (m)	120.2

	Zinc	US$ (m)	274.2

	Lead	US$ (m)	36.6

	Gold	US$ (m)	1,014.0

	Silver	US$ (m)	5.1

Initial Capital

	Project Team	US$ (m)	5.0

	Development - Lateral + Ramp	US$ (m)	19.5

	Development - Vertical	US$ (m)	0.6

	Mobile Equipment	US$ (m)	18.9

	Surface Infrastructure	US$ (m)	91.5

	Underground Infrastructure	US$ (m)	13.3

	Capitalized Operating	US$ (m)	28.8

	Contingency	US$ (m)	36.0

	Initial Capital Total	US$ (m)	213.6
Sustaining Capital

	Project Team	US$ (m)	0.0

	Development - Lateral + Ramp	US$ (m)	8.9

	Development - Vertical	US$ (m)	0.4

	Mobile Equipment	US$ (m)	2.5

	Surface Infrastructure	US$ (m)	1.2

	Underground Infrastructure	US$ (m)	6.0

	Closure	US$ (m)	30.0

	Capitalized Operating	US$ (m)	0.0

	Contingency	US$ (m)	12.3

	Sustaining Capital Total	US$ (m)	61.3

Operating

	Mining	US$ (m)	213.4

	Mill	US$ (m)	102.9

	Transport to Dock	US$ (m)	11.6

	Surface Transportation (Barge)	US$ (m)	85.0

	Surface Transportation (Truck to Mill)	US$ (m)	18.8

	G&A	US$ (m)	53.1

	Operating Total	US$ (m)	484.8

Ore Production

	Ore Milled	mt	2.7

	Payable Metal

	Copper	mlb	32.2

	Zinc	mlb	279.3

	Lead	mlb	41.8

	Gold	moz	0.5

	Silver	moz	0.5

Metrics

	Mine Cost per Tonne Feed	US$/tonne	85.97

	Cash Cost per Tonne Feed	US$/tonne	191.25

	All–In-Sustaining Costs[2]	US$/ GEO	860.00

	Average Annual GEO Produced	Au Eq Oz / Yr	102,258

	Average Annual GEO Payable	Au Eq Oz / Yr	90,692
Mining Method

	LHOS Mining Cost per Tonne Feed	US$/tonne	85.24

	C&F Mining Cost per Tonne Feed	US$/tonne	90.89

TABLE 2: GOLD PRICE SENSITIVITY ANALYSIS

Sensitivity	$2,000 Au	$2,200 Au	$3,000 Au	$4,000 Au
Post-Tax NPV5 (US$ m)	$181.0	$224.5	$398.2	$615.4

2 AISC includes all direct and indirect operating cash costs related directly to the physical activities of producing gold, copper, zinc, lead and silver including mining, processing and other plant costs, third-party refining expense, on-site general and administrative costs, sustaining capital and reclamation costs. Excluded from AISC are initial capital costs in the amount of $213.6 million (pre-production costs), as well as royalty and mining production taxes.

TABLE 3: RESOURCE ESTIMATE

Category	Tonnes (000s)	Au (g/t)	Ag (g/t)	Cu (%)	Pb (%)	Zn (%)	AuEq (g/t)
Indicated	3,489	5.33	6.0	0.56	0.67	5.21	9.39
Inferred	706	1.36	9.1	0.59	0.30	4.18	4.76

Contained Metal

Category		Au (K oz)	Ag (K oz)	Cu (M lb)	Pb (M lb)	Zn (M lb)	AuEq (K oz)
Indicated		598	673	43.1	51.5	400.8	1,053
Inferred		31	207	9.2	4.7	65.1	108

Notes

1.	Includes all drill holes completed at Johnson Tract Deposit, with drilling completed between 1982 and most recently as October 2021

2.

Assumed metal prices are US$1650/oz for gold (Au), US$20/oz for silver (Ag), US$3.50/lb copper (Cu), US$1/lb lead (Pb), and US$1.50/lb for zinc (Zn). Metal prices were established considering the review of three-year averages of published monthly values.

3.	Gold Equivalent (AuEq) is based on assumed metal prices and payable metal recoveries of 97% for Au, 85% for Ag, 85% Cu, 72% Pb and 92% Zn from metallurgical testwork completed in 2022.

4.	AuEq equals = Au g/t + Ag g/t × 0.01 + Cu% × 1.27 + Pb% × 0.31 + Zn% × 0.59

5.	An average bulk density value of 2.84 used as determined by conventional analytical methods for assay samples

6.	Capping applied to assays to restrict the impact of high-grade outliers

7.

Preliminary underground constraints were applied, including the elimination of isolated or scattered blocks above cut-off grade to define the “reasonable prospects of eventual economic extraction” for the Mineral Resource Estimate

8.	Mineral resources as reported are undiluted

9.	Mineral resource tonnages have been rounded to reflect the precision of the estimate

10.	Readers are cautioned that mineral resources that are not mineral reserves do not have demonstrated economic viability

QUALIFIED PERSON DISCLOSURE:

This report dated May 6, 2025 was prepared as an Initial Assessment Technical Report Summary, in accordance with the Securities and Exchange Commission (SEC) S-K regulations (Title 17, Part 229, Item 601 and Subpart 1300 until 1305) for Contango by SRK Consulting (Canada) Inc. (SRK) on the Johnson Tract Polymetallic (Gold, Zinc, Copper, Silver, Lead) Project (the Project). Additional Qualified Persons were engaged by Contango to complete the Initial Assessment Technical Report as SRK is not the sole owner of the work and study. The TRS was prepared in accordance with S-K 1300 and will be filed on or before May 12, 2025 with the SEC through EDGAR on Form 8-K.

In accordance with the SEC S-K regulations, SRK Consulting (Canada) Inc. has authored Sections 13 (Mining Methods), 15 (Infrastructure), 17 (Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups), 18 (Capital and Operating Costs), and 19 (Economic Analysis), as well as relevant content in Sections 1 (Executive Summary), 22 (Interpretations and Conclusions), and 23 (Recommendations) of the TRS report as a Qualified Person under Item 1302 of Regulation S-K, and has reviewed the inclusion of its summary of the report in this news release.

In accordance with the SEC S-K regulations, James Gray, P.Geo, Advantage Geoservices has authored Section 11 (Mineral Resource Estimates) of the TRS report as the Qualified Person under item 1302 of Regulation S-K, and has reviewed the inclusion of its summary of the report in this news release. International Metallurgical and Environmental, Inc. has authored Section 10 (Mineral Processing and Metallurgical Testing) of the TRS report as the Qualified Person under item 1302 of Regulation S-K, and has reviewed the inclusions of its summary of the report in this news release.

CONFERENCE CALL AND WEBCAST

Contango will host a conference call and webcast to discuss this release on May 8, 2025, at 1pm EST / 10am PST. Participants may join the webcast using the following call-in details: Contango Announces S-K 1300 Technical Report Summary with Robust Economics

ABOUT CONTANGO

Contango is a NYSE American listed company that engages in exploration for gold and associated minerals in Alaska. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross Gold Corporation, operator of the Peak Gold JV. The Company and its subsidiaries also have (i) a lease on the Johnson Tract project from the underlying owner, CIRI Native Corporation, (ii) a lease on the Lucky Shot project from the underlying owner, Alaska Hardrock Inc., (iii) 100% ownership of approximately 8,600 acres of peripheral State of Alaska mining claims, and (iv) a 100% interest in approximately 145,000 acres of State of Alaska mining claims that give Contango the exclusive right to explore and develop minerals on these lands. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s exploration program or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango ORE, Inc.

Rick Van Nieuwenhuyse

(907) 888-4273

www.contangoore.com